Exhibit 99.1

FMC Corporation		FMC Corporation
1735 Market Street
Philadelphia, PA 19103

News Release		215.299.6000 phone
215.299.5998 fax

For Release: Immediate		www.fmc.com

	Media contact:	Jim Fitzwater - 215.299.6633
	Investor relations contact:	Brennen Arndt - 215.299.6266
FMC Corporation Announces Second Quarter 2011 Results

•	Second quarter 2011 adjusted earnings of $1.53 per diluted share up 18 percent; Revenue increase of 9 percent excluding prior-year impact of exited businesses

•	Agricultural Products' segment earnings up 18 percent; Specialty Chemicals' segment earnings up 10 percent; Industrial Chemicals' segment earnings up 21 percent

•
Full-year 2011 outlook for adjusted earnings of $5.60 to $5.80 per diluted share raises midpoint of range versus previous outlook; 2011 outlook for adjusted earnings growth increased to 15 percent at midpoint of range

•	Company announces intent to repurchase $100 million in shares in third quarter 2011

PHILADELPHIA, August 1, 2011 - FMC Corporation (NYSE:FMC) today reported net income of $107.2 million, or $1.49 per diluted share, in the second quarter of 2011, versus net income of $65.7 million, or $0.90 per diluted share, in the second quarter of 2010. Net income in the current quarter included restructuring and other income and charges of $3.3 million after-tax, or charges of $0.04 per diluted share, versus restructuring and other income and charges of $29.9 million after-tax, or charges of $0.40 per diluted share, in the prior-year quarter. Excluding these items in both periods, the company earned $1.53 per diluted share in the current quarter, an increase of 18 percent versus $1.30 per diluted share in the prior-year quarter. Second quarter revenue of $812.2 million increased 9 percent excluding the prior-year impact of exited businesses.
Pierre Brondeau, FMC president, chief executive officer and chairman, said, “We delivered another strong quarter as each operating segment achieved double-digit earnings growth. Demand across our businesses and diverse end markets remains very healthy, particularly in rapidly-developing economies. We continue to see rich opportunities for organic growth across our businesses and intend to step up investments in certain growth capital projects.

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Page 2/ FMC Corporation Announces Second Quarter 2011 Results

“We also continue to make good progress advancing our external growth initiatives with the announcements of an agrochemical joint venture in Argentina that enhances our growth and market access in Latin America's second largest crop protection market and a peroxygens acquisition in Europe that accelerates the globalization of our specialty peroxygens business.

“Our balance sheet is strong and cash flow robust. In addition to capital investments to support attractive organic growth and focused external initiatives, we intend to repurchase $100 million of our stock in the third quarter. We begin the second half of 2011 ahead of plan toward realizing our Vision 2015 objectives.”

Revenue in Agricultural Products of $329.6 million increased 12 percent versus the prior-year quarter driven by sales gains in Asia, Latin America and EMEA. Sales in Asia improved reflecting continued growth across the region, particularly China, Indonesia and India, enhanced by selective price increases. Sales increased in Latin America, led by Brazil. Sales gains in EMEA were driven by strong herbicide and insecticide volumes. Sales in North America declined reflecting the shift in some herbicide volumes to the first quarter and less favorable weather conditions than a year ago. Segment earnings of $94.3 million increased 18 percent versus the prior-year quarter driven by the broad-based sales growth, partially offset by higher spending on targeted growth initiatives.

Revenue in Specialty Chemicals was $228.5 million, up 6 percent versus the year-ago quarter driven by higher selling prices in all businesses and strong volume growth in pharmaceutical ingredients and lithium specialties. In BioPolymer, sales gains in pharmaceutical ingredients were realized in all product lines while food ingredients sales were driven by dairy and beverage markets in Asia, particularly China. Lithium specialties' sales growth was led by butyllithium serving pharmaceutical and chemical synthesis markets. Segment earnings of $56.0 million were 10 percent higher than the prior-year quarter as a result of the strong commercial performance in BioPolymer and lithium specialties, partially offset by higher raw material costs and higher weather-related operating costs at our Argentina lithium facility.

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Page 3/ FMC Corporation Announces Second Quarter 2011 Results

Revenue in Industrial Chemicals of $254.8 million increased 7 percent excluding the prior-year impact of exited businesses, driven by higher selling prices across soda ash and peroxygens. Segment earnings of $36.2 million increased 21 percent versus the year-ago quarter as a result of the sales gains and continued mix shift toward specialty peroxygens, partially offset by startup costs related to our Granger soda ash facility and higher raw material and energy costs.

Corporate expense was $15.6 million as compared to $14.9 million in the prior-year quarter. Interest expense, net, was $10.5 million versus $9.4 million in the year-ago quarter. On June 30, 2011, gross consolidated debt was $622.9 million, and debt, net of cash, was $436.3 million. For the quarter, depreciation and amortization was $32.3 million and capital expenditures were $40.7 million.

Outlook

Regarding the outlook for 2011, Brondeau said, “For the full year 2011, we have raised the midpoint of our previous outlook and now expect adjusted earnings of $5.60 to $5.80 per diluted share, a 15 percent increase above last year at the midpoint of this range. Agricultural Products is expected to deliver its eighth-straight year of record earnings, up approximately 10 percent, while increasing investment in innovation and continuing to deliver high profit margins. Specialty Chemicals is expected to deliver its sixth-straight year of record earnings, up approximately 10 percent, led by the seventh-straight year of record earnings in BioPolymer and enhanced by sales gains in lithium specialties, partially offset by increased spending on growth initiatives and higher raw material costs. In Industrial Chemicals, we expect the highest earnings growth performance, up approximately 30 percent on the strength of broad-based sales growth across soda ash and peroxygens and the favorable mix shift toward specialty peroxgens.

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“For the third quarter of 2011, we project adjusted earnings of $1.25 to $1.40 per diluted share, a 12 percent increase versus the year-ago quarter at the midpoint of this range. In Agricultural Products, we look for earnings to be level to the year-ago quarter as growth in Latin America is offset by higher raw material costs, increased spending on targeted growth initiatives and lower North American sales due to less favorable weather conditions than last year. In Specialty Chemicals, we project earnings to increase approximately 5 percent as higher volumes and selling prices in BioPolymer and lithium specialties are partially offset by increased spending on growth initiatives in food ingredients in BioPolymer, higher raw material costs and higher weather-related operating costs at our Argentina lithium facility. In Industrial Chemicals, earnings are expected to be up approximately 30 percent, driven by higher selling prices in soda ash and peroxygens, the benefit of volume growth in soda ash export markets and the continued favorable mix shift toward specialty peroxygens.

“Based on our outlook for 15 percent earnings growth for the full-year and 12 percent earnings growth for the third quarter at the midpoints of their respective ranges, this implies a very strong fourth quarter with earnings growth in excess of 20 percent. With the healthy demand we continue to see across our businesses, the diverse end markets we serve and our strength in rapidly-developing economies, we're comfortable with that fourth-quarter outlook.”

FMC will conduct its second quarter conference call and webcast at 11:00 a.m. ET on Tuesday, August 2, 2011. This event will be available live and as a replay on the internet at http://www.fmc.com. Prior to the conference call, the company will also provide on its website its 2011 Outlook Statement, supplemental information including its definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

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Page 5/ FMC Corporation Announces Second Quarter 2011 Results

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs over 5,000 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2010 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

# # #

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue	$812.2	$776.8	$1,607.2	$1,533.3

Costs of sales and services	513.4	512.2	1,020.3	1,001.7

Gross Margin	298.8	264.6	586.9	531.6

Selling, general and administrative expenses	108.9	95.6	214.8	186.5
Research and development expenses	25.0	22.3	47.7	45.8
Restructuring and other charges (income)	9.3	15.3	13.8	32.0
Total costs and expenses	656.6	645.4	1,296.6	1,266.0
Income from operations	155.6	131.4	310.6	267.3
Equity in (earnings) loss of affiliates	(1.7)	—	(2.6)	(0.9)
Interest expense, net	10.5	9.4	20.4	19.4

Income from continuing operations before income taxes	146.8	122.0	292.8	248.8
Provision for income taxes	25.7	33.8	66.3	74.5
Income from continuing operations	121.1	88.2	226.5	174.3
Discontinued operations, net of income taxes	(8.9)	(19.3)	(16.9)	(25.0)
Net income	$112.2	$68.9	$209.6	$149.3
Less: Net income attributable to noncontrolling interests	5.0	3.2	8.4	6.2
Net income attributable to FMC stockholders	$107.2	$65.7	$201.2	$143.1

Amounts attributable to FMC stockholders:
Income from continuing operations, net of tax	$116.1	$85.0	$218.1	$168.1
Discontinued operations, net of tax	(8.9)	(19.3)	(16.9)	(25.0)
Net income	$107.2	$65.7	$201.2	$143.1
Basic earnings (loss) per common share attributable to FMC stockholders:
Income from continuing operations	$1.61	$1.17	$3.04	$2.32
Discontinued operations	(0.12)	(0.27)	(0.24)	(0.35)
Basic earnings per common share	$1.49	$0.90	$2.80	$1.97
Average number of shares used in basic earnings per share computations	71.6	72.5	71.5	72.4
Diluted earnings (loss) per common share attributable to FMC stockholders:
Income from continuing operations	$1.61	$1.16	$3.02	$2.29
Discontinued operations	(0.12)	(0.26)	(0.23)	(0.34)
Diluted earnings per common share	$1.49	$0.90	$2.79	$1.95
Average number of shares used in diluted earnings per share computations	72.2	73.4	72.2	73.4

Other Data:
Capital expenditures	$40.7	$28.2	$71.1	$59.2
Depreciation and amortization expense	$32.3	$32.6	$62.7	$66.5

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, (NON-GAAP)*
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue	812.2	776.8	1,607.2	1,533.3

Costs of sales and services	513.4	512.2	1,020.3	1,001.7

Gross Margin	298.8	264.6	586.9	531.6

Selling, general and administrative expenses	104.4	92.8	205.8	180.9
Research and development expenses	25.0	22.3	47.7	45.8
Total costs and expenses	642.8	627.3	1,273.8	1,228.4

Income from operations	169.4	149.5	333.4	304.9

Equity in (earnings) loss of affiliates	(1.7)	—	(2.6)	(0.9)
Interest expense, net	10.5	9.4	20.4	19.4
Adjusted earnings from continuing operations, before income taxes	160.6	140.1	315.6	286.4
Provision for income taxes	45.1	41.3	89.1	84.5
Adjusted after-tax earnings from continuing operations	115.5	98.8	226.5	201.9
Less: Net income attributable to noncontrolling interests	5.0	3.2	8.4	6.2

Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders*	110.5	95.6	218.1	195.7

Basic adjusted earnings from continuing operations per share, attributable to FMC stockholders	$1.54	$1.31	$3.03	$2.69
Average number of shares used in basic after-tax earnings per share computations	71.6	72.5	71.5	72.4

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$1.53	$1.30	$3.02	$2.66
Average number of shares used in diluted after-tax earnings per share computations	72.2	73.4	72.2	73.4
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* The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investor and securities analysts. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Adjusted earnings excludes the effects of restructuring and other charges and income, non-operating retirement-related costs and tax related adjustments.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income attributable to FMC stockholders (GAAP)	$107.2	$65.7	$201.2	$143.1
Discontinued operations, net of income taxes (a)	8.9	19.3	16.9	25.0
Restructuring and other (income) charges, net (b)	9.3	15.3	13.8	32.0
Non-operating pension and postretirement charges (c)	4.5	2.8	9.0	5.6
Tax effect of restructuring and other (income) charges and non-operating pension and postretirement charges	(4.6)	(6.9)	(7.7)	(13.0)
Tax adjustments (d)	(14.8)	(0.6)	(15.1)	3.0

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$110.5	$95.6	$218.1	$195.7

Diluted earnings per common share (GAAP)	$1.49	$0.90	$2.79	$1.95
Discontinued operations per diluted share	0.12	0.26	0.23	0.34
Restructuring and other (income) charges per diluted share, before tax	0.13	0.21	0.19	0.44
Non-operating pension and postretirement charges per diluted share, before tax	0.06	0.04	0.12	0.07
Tax effect of restructuring and other (income) charges and non-operating pension and postretirement charges, per diluted share	(0.06)	(0.09)	(0.10)	(0.18)
Tax adjustments per diluted share	(0.21)	(0.02)	(0.21)	0.04

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$1.53	$1.30	$3.02	$2.66

Average number of shares used in diluted after-tax earnings from continuing operations per share computations	72.2	73.4	72.2	73.4
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(a) Discontinued operations for the three and six months ended June 30, 2011 and 2010, respectively, primarily includes provisions for environmental liabilities and legal reserves and expenses related to previously discontinued operations.
(b) 2011:
Restructuring and other charges (income) for the three months ended June 30, 2011, include charges related to the phase out of our Sodium Percarbonate facility, which is part of our Industrial Chemicals segment ($5.5 million); charges from the restructuring activities associated with our Huelva, Spain facility, which is part of our Industrial Chemicals segment ($0.8 million); and additional miscellaneous exit and disposal costs related to our Specialty Chemicals segment ($0.1 million). We also incurred charges associated with continuing environmental sites as a Corporate charge ($1.9 million). Remaining restructuring and other charges (income) for the three months ended June 30, 2011, include charges relating to the accrual of interest associated with a European Commission fine in our Industrial Chemicals segment ($0.3 million) and the payment for the extension of a collaboration and licensing agreement associated with technology and intellectual property rights in our Agricultural Products segment ($0.7 million).
Restructuring and other charges (income) for the six months ended June 30, 2011, include charges related to the phase-out of our Sodium Percarbonate facility, which is part of our Industrial Chemicals segment ($5.5 million); charges from the restructuring activities associated with our Huelva, Spain facility, which is part of our Industrial Chemicals segment ($1.5 million); charges associated with our Alginates manufacturing operations in our Specialty Chemicals segment ($1.4 million); additional miscellaneous exit and disposal costs related to our Santa Clara, Mexico facility, which is part of our Industrial Chemicals segment ($0.4 million); and severance charges related to other restructuring activities in Industrial Chemicals and Specialty Chemicals segment ($0.2 million and $0.2 million, respectively). We also incurred charges associated with continuing environmental sites as a Corporate charge ($3.0 million). Remaining restructuring and other charges (income) for the six months ended June 30, 2011, include charges relating to the accrual of interest associated with a European Commission fine in our Industrial Chemicals segment ($0.9 million) and the payment for the extension of a collaboration and licensing agreement associated with technology and intellectual property rights in our Agricultural Products segment ($0.7 million).
2010:
Restructuring and other charges (income) for the three months ended June 30, 2010, include charges related to the closure of our manufacturing operations at our Barcelona, Spain, facility, which is part of our Industrial Chemicals segment ($0.9 million) and the realignment of our Alginates manufacturing operations in our Specialty Chemicals segment ($1.6 million). Offsetting these charges is the reversal of a previously recorded loss contingency as part of the restructuring at our Peroxygens facility in Santa Clara, Mexico, which is part of our Industrial Chemicals segment ($1.1 million-gain). We also incurred charges associated with continuing environmental sites as a Corporate charge ($6.1 million). Remaining restructuring and other charges (income) for the three months ended June 30, 2010, include charges associated with certain rights acquired for an herbicide compound still under development in our Agricultural Products segment ($5.7 million), charges related to a legal settlement in our Industrial Chemicals segment ($2.0 million) and other miscellaneous net changes of $0.1 million.
Restructuring and other charges (income) for the six months ended June 30, 2010, include charges related to the closure of our manufacturing operations at our Barcelona, Spain, facility, which is part of our Industrial Chemicals segment ($9.6 million) and the realignment of our Alginates manufacturing operations in our Specialty Chemicals segment ($6.2 million). Offsetting these charges is the reversal of a previously recorded loss contingency as part of the restructuring at our Peroxygens facility in Santa Clara, Mexico, which is part of our Industrial Chemicals segment ($1.1 million-gain) and a reduction of previously recorded retirement obligations at our Bayport butyllithium facility which is part of our Specialty Chemicals segment ($0.9 million-gain). We also incurred charges associated with continuing environmental sites as a Corporate charge ($8.4 million). Remaining restructuring and other charges (income) for the six months ended June 30, 2010, include charges associated with certain rights acquired for an herbicide compound still under development in our Agricultural Products segment ($5.7 million), severance charges in our Industrial Chemicals segment ($1.3 million), charges related to a legal settlement in our Industrial Chemicals segment ($2.0 million) and other miscellaneous net charges of $0.8 million.
(c) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(d) Tax adjustments for the three and six months ended June 30, 2011, are primarily a result of a reduction in our liability for unrecognized tax benefits due to settlements of audits. Tax adjustments for the three months ended June 30, 2010, are primarily related to reductions to our tax liabilities related to prior year tax matters. Tax adjustments for the six months ended June 30, 2010, are primarily the result of a charge associated with a change in the tax treatment of the Medicare Part D subsidy which was enacted as part of the recent U.S. health care reform legislation.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

RECONCILIATION OF REVENUE (GAAP)
TO REVENUE EXCLUDING THE PRIOR-YEAR IMPACT OF THE
EXITED BUSINESS REVENUES (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Consolidated Revenues (GAAP)	$812.2	$776.8	$1,607.2	$1,533.3
Less: Exited Phosphate and Sulfur Derivative Business Revenue (1)	—	30.5	—	61.5
Consolidated Revenues (Non-GAAP)	$812.2	$746.3	$1,607.2	$1,471.8

Industrial Chemicals Revenues (GAAP)	$254.8	$269.2	$497.3	$519.3
Less: Exited Phosphate and Sulfur Derivative Business Revenue (1)	—	30.5	—	61.5
Industrial Chemicals Revenues (Non-GAAP)	$254.8	$238.7	$497.3	$457.8
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(1) Exited business revenues are associated with our Huelva and Barcelona Facility shutdowns in Spain.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS LESS INTEREST EXPENSE, NET AND PROVISION FOR INCOME TAXES, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income attributable to FMC stockholders (GAAP)	$107.2	$65.7	$201.2	$143.1
Discontinued operations, net of income taxes	8.9	19.3	16.9	25.0
Restructuring and other (income) charges, net	9.3	15.3	13.8	32.0
Non-operating pension and post retirement charges	4.5	2.8	9.0	5.6
Interest expense, net	10.5	9.4	20.4	19.4
Provision for Income Taxes	25.7	33.8	66.3	74.5
Adjusted after-tax earnings from continuing operations less interest expense, net and provision for income taxes attributable to FMC stockholders (Non-GAAP)	$166.1	$146.3	$327.6	$299.6

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue
Agricultural Products	329.6	293.9	673.2	598.5
Specialty Chemicals	228.5	214.6	438.6	417.2
Industrial Chemicals	254.8	269.2	497.3	519.3
Eliminations	(0.7)	(0.9)	(1.9)	(1.7)
Total	812.2	776.8	1,607.2	1,533.3
Income from continuing operations before income taxes
Agricultural Products	94.3	79.6	194.8	172.4
Specialty Chemicals	56.0	51.1	100.9	91.9
Industrial Chemicals	36.2	29.9	76.5	64.4
Eliminations	0.1	(0.1)	—	0.1
Segment operating profit	186.6	160.5	372.2	328.8
Corporate	(15.6)	(14.9)	(32.4)	(27.0)
Other income (expense), net	(4.9)	0.7	(12.2)	(2.2)
Operating profit from continuing operations before items noted below:	166.1	146.3	327.6	299.6

Restructuring and other income (charges) (a)	(9.3)	(15.3)	(13.8)	(32.0)
Interest expense, net	(10.5)	(9.4)	(20.4)	(19.4)
Non-operating pension and postretirement charges (b)	(4.5)	(2.8)	(9.0)	(5.6)
Provision for income taxes	(25.7)	(33.8)	(66.3)	(74.5)
Discontinued operations, net of income taxes	(8.9)	(19.3)	(16.9)	(25.0)
Net income attributable to FMC stockholders	107.2	65.7	201.2	143.1
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(a) Amounts for the three months ended June 30, 2011, related to Agricultural Products ($0.7 million), Specialty Chemicals ($0.1 million), Industrial Chemicals ($6.6 million) and Corporate ($1.9 million). Amounts for the three months ended June 30, 2010, related to Agricultural Products ($6.0 million), Specialty Chemicals ($2.1 million), Industrial Chemicals ($2.1 million) and Corporate ($5.1 million). Amounts for the six months ended June 30, 2011, related to Agricultural Products ($0.7 million), Specialty Chemicals ($1.6 million), Industrial Chemicals ($8.5 million) and Corporate ($3.0 million). Amounts for the six months ended June 30, 2010, related to Agricultural Products ($6.1 million), Specialty Chemicals ($5.8 million), Industrial Chemicals ($12.6 million) and Corporate ($7.5 million). See Note (b) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(b) Beginning in 2011, we reclassified for all periods presented non-operating pension and postretirement charges to its own line item within the above table. Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs were previously included within Other income (expense), net in the table above and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our operating segments noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30,	December 31,
	2011	2010
Cash and cash equivalents	$186.6	$161.5
Trade receivables, net	858.4	852.9
Inventories	421.3	347.8
Other current assets	185.8	175.3
Deferred income taxes	101.0	108.7
Total current assets	1,753.1	1,646.2

Property, plant and equipment, net	957.4	918.5
Goodwill	210.2	194.4
Deferred income taxes	274.8	314.7
Other long-term assets	270.7	246.1
Total assets	$3,466.2	$3,319.9

Short-term debt	$27.2	$18.5
Current portion of long-term debt	110.2	116.4
Accounts payable, trade and other	320.9	389.3
Guarantees of vendor financing	12.9	24.1
Accrued pensions and other postretirement benefits, current	9.5	9.5
Other current liabilities	444.6	405.6
Total current liabilities	925.3	963.4

Long-term debt	485.5	503.0
Long-term liabilities	634.1	664.3
Equity	1,421.3	1,189.2
Total liabilities and equity	$3,466.2	$3,319.9

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended,
	June 30,
	2011	2010
Cash provided (required) by operating activities	$163.0	$199.2

Cash provided (required) by operating activities of discontinued operations	(19.2)	(11.9)

Cash provided (required) by investing activities:
Capital expenditures	(71.1)	(59.2)
Other investing activities	(7.8)	(6.4)
	(78.9)	(65.6)
Cash provided (required) by financing activities:
Increase (decrease) in short-term debt	8.4	1.0
Repayments of long-term debt	(23.9)	(2.7)
Distributions to noncontrolling interests	(5.8)	(5.1)
Dividends paid	(19.8)	(18.2)
Repurchases of common stock	(13.7)	(26.4)
Issuances of common stock, net	7.8	8.1
Excess tax benefits from share-based compensation	5.2	8.4
	(41.8)	(34.9)
Effect of exchange rate changes on cash	2.0	(1.0)
Increase (decrease) in cash and cash equivalents	25.1	85.8

Cash and cash equivalents, beginning of year	161.5	76.6

Cash and cash equivalents, end of period	$186.6	$162.4